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                                                                  Exhibit T3B-26

                                     BYLAWS

                           Bylaws for the regulation, except as otherwise provided by statute or its Articles of Incorporation, of Imperial Power Services, Inc., a California Corporation

                               ARTICLE I. OFFICES

                  Section 1. Principal Office. The principal executive office of the corporation is hereby fixed and located at: 3211 Fifth Avenue, San Diego, California. The Board of Directors (herein called the "Board") is hereby granted full power and authority to change said principal executive office from one location to another.

                  Section 2. Other Offices. Branch or subordinate offices may at any time be established by the Board at any place or places.

                            ARTICLE II. SHAREHOLDERS

                  Section 1. Place of Meetings. Meetings of shareholders shall be held either at the principal executive office of the corporation or at any other place within or without the State of California which may be designated either by the Board or by the written consent of all persons entitled to vote thereat, given either before or after the meeting and filed with the Secretary.

                  Section 2. Annual Meetings. The annual meetings of shareholders shall be held on such date and at such time as may be fixed by the Board.

                  Section 3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the Board, the Chairman of the Board, the President, or by the holders of shares entitled to cast not less than 10 percent of the votes at such meetings.

                             ARTICLE III. DIRECTORS

                  Section 1. Powers. Subject to limitations of the Articles, these Bylaws, and of the California General Corporation Law as to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.

                  Section 2. Number of Directors. The authorized number of directors shall be three until changed by amendment of the Articles.

                  Section 3. Election and Term of Office. The directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for

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                                                                  Exhibit T3B-26

that purpose. Each director shall hold office until the next annual meeting and until a successor has been elected and qualified.

                  Section 4. Vacancies. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary, or the Board, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

                  Vacancies in the Board, except those existing as a result of a removal of a director, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the next annual meeting and until such director's successor has been elected and qualified.

                  A vacancy or vacancies in the Board shall be deemed to exist in case of the death, resignation, or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

                  The Board may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

                  The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent, other than to fill a vacancy created by removal, requires the consent of a majority of the outstanding shares entitled to vote. Any such election by written consent to fill a vacancy created by removal requires unanimous consent.

                  Section 5. Place of Meeting. Regular or special meetings of the Board shall be held at any place within or without the State of California which has been designated from time to time by the Board. in the absence of such designation, regular meetings shall be held at the principal executive office of the corporation.

                  Section 6. Regular Meetings. Immediately following each annual meeting of shareholders the Board shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business.

                  Other regular meetings of the Board shall be held at such times and places as may be designated in the notice of the meeting or which are designated by resolution of the Board.

                  Section 7. Special Meetings. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the President, any Vice President, the Secretary, or by any two directors.

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                  Special meetings of the Board shall be held upon four days'
written notice or 48 hours' notice given personally or by telephone, telegraph, telex, or other similar means of communication. Any such notice shall be addressed or delivered to each director at such director's address as it is shown upon the records of the corporation or as may have been given to the corporation by the director for purposes of notice or, if such address is not shown on such records of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held.

                  Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

                  Section 8. Quorum. A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business, except to adjourn as provided in Section 11 of this Article. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number be required by law or by the Articles. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

                  Section 9. Participation in Meetings by Conference Telephone. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.

                  Section 10. Waiver of Notice. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

                  Section 11. Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any directors' meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned, except as provided in the next sentence. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

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                                                                  Exhibit T3B-26

                  Section 12. Fees and Compensation. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board.

                  Section 13. Action Without Meeting. Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

                              ARTICLE IV. OFFICERS

                  Section 1. Officers. The officers of the corporation shall be a President, a Vice President-General Manager, a Secretary, and a Treasurer. The corporation may also have, at the discretion of the Board, such other officers as the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as the Board may from time to time determine.

                  Section 2. Removal and Resignation. Any officer may be removed, either with or without cause, by the Board at any time or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment of the officer.

                  Any officer may resign at any time by giving written notice to the corporation, but without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  Section 3. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.

                  Section 4. President. The President shall be the chief executive officer and chief financial officer of the corporation. The President shall preside at all meetings of the shareholders and at all meetings of the Board.

                  Section 5. Vice President and General Manager. The Vice President-General Manager has the general powers and duties of management usually vested in the general manager of a corporation and has such other powers and duties as may be prescribed by the Board. The senior ranking Vice President shall be the general manager and has, subject to the control of the Board, general supervision, direction, and control of the business and officers of the corporation.

                  Section 6. Secretary. The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board may order, a book of minutes of all meetings of the shareholders, the Board, and its committees, and a share register or a duplicate share register.

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                                                                  Exhibit T3B-26

                  The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board and any committees thereof required by the Bylaws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

                  Section 7. Treasurer. . Under the direction of the Chief Financial Officer, the Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, and shall send or cause to be sent to the shareholders of the corporation such financial statement and reports as are by law or these Bylaws required to be sent to them. The books of account shall at all times be open to inspection by any director.

                  The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the President and the directors, whenever they request it, an account of all transactions as Treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board.

                           ARTICLE V. OTHER PROVISIONS

                  Section 1. Annual Report to Shareholders. The annual report to shareholders referred to in Section 1501 of the California General Corporation law is expressly waived, but nothing herein shall be interpreted as prohibiting the Board from issuing annual or other periodic reports to shareholders.

                  Section 2. Construction and Definitions. Unless the context otherwise requires, the General Provisions, Rules of Construction, and Definitions contained in the General Provisions of the California Corporations Code and in the California General Corporation Law shall govern the construction of these Bylaws.

                  Section 3. Loans to or guaranties for the benefit of officers or directors; loans upon the security of shares of the corporation.

                  (a) Except as expressly provided in subsection (b) hereof, the corporation shall not make any loan of money or property to or guarantee the obligation of:

                           (1) any director or officer of the corporation or of its parent or any subsidiary, or

                           (2) any person upon the security of shares of the corporation or of its parent, unless the loan or guaranty is otherwise adequately secured, except by the vote of the holders of a majority of the shares of all classes, regardless of limitations or

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                                                                  Exhibit T3B-26

         restrictions on voting rights, other than shares held by the benefited director, officer or shareholder.

                  (b) The corporation may lend money to, or guarantee any obligation of or otherwise assist any officer or other employee of the corporation or of any subsidiary, including any officer or employee who is also a director, pursuant to an employee benefit plan (including, without limitation, any stock purchase or stock option plan) available to executives or other employees, whenever the Board determines that such loan or guaranty may reasonably be expected to benefit the corporation. If such plan includes officers or directors, it shall be approved by the shareholders after disclosure of the right under such plan to include officers or directors thereunder. Such loan or guaranty or other assistance may be with or without interest and may be unsecured or secured in such manner as the Board shall approve, including, without limitation, a pledge of shares of the corporation. The corporation may advance money to a director or officer of the corporation or of its parent or any subsidiary for expenses reasonably anticipated to be incurred in the performance of the duties of such director or officer, provided that in the absence of such advance such director or officer would be entitled to be reimbursed for such expenses by such corporation, its parent or any subsidiary.

                  Section 4. Execution of Contracts. Contracts or other instruments in writing made in the name of the corporation which are authorized or ratified by the Board, or are done within the scope of authority, actual or apparent, conferred by the Board or within the agency power of the officer executing it, bind the corporation.

                             ARTICLE VI. AMENDMENTS

                  New Bylaws may be adopted or these Bylaws may be amended or repealed either by the affirmative vote or written consent of shareholders entitled to exercise a majority of the voting power of the corporation or by the approval of the Board.

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                                                                  Exhibit T3B-26

                      Directors' Resolution Adopting Bylaws

                  WHEREAS, there has been presented to the directors a form of Bylaws for the regulation of the affairs of this corporation; and

                  WHEREAS, it is deemed to be in the best interests of this corporation that said Bylaws be adopted by this Board of Directors as the Bylaws of this corporation;

                  NOW, THEREFORE, BE IT RESOLVED, that Bylaws in the form presented to this meeting are adopted and approved as the Bylaws of this corporation until amended or repealed in accordance with applicable law.

                  RESOLVED FURTHER, that the Secretary of this corporation is authorized and directed to execute a certificate of the adoption of said Bylaws and to enter said Bylaws as so certified in the Minute Book of this corporation, and to see that a copy of said Bylaws is kept at the principal executive or business office in California in accordance with Section 213 of the California General Corporation Law.

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                                                                  Exhibit T3B-26

                  Secretary's Certificate of Adoption of Bylaws

                  I hereby certify that I am the duly elected and acting Secretary of Imperial Power Services, Inc., a California corporation, and that the foregoing Bylaws, comprising 7 pages, constitute the Bylaws of said corporation as duly adopted at a meeting of the Board of Directors thereof held on 28 January, 1982.

                  IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed seal of said corporation on 28 January, 1982.

                                            /s/ William R. Eldrdge
                                            ------------------------------------
                                            William R. Eldredge
                                            Secretary

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